EXHIBIT 10.09
                         SURETY CAPITAL CORPORATION
                     1845 Precinct Line Road, Suite 100
                             Hurst, Texas  76054

                         CHANGE IN CONTROL AGREEMENT

                               October 18, 1999


Mr. ____________________
________________________
________________________



Dear ________________:

	Surety Capital Corporation (the "Company") and Surety Bank,
N. A. (the "Bank") consider it essential to the best interests of the Company, its stockholders, and the Bank to foster the continued employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") and the Board of Directors of the Bank (the "Bank Board") recognize that the possibility of a Change in Control of the Company (defined below) exists and that such possibility, and the uncertainty and questions which it necessarily raises among management, may result in the departure or distraction of management personnel to the detriment of the Company, its stockholders, and the Bank in a period when their undivided attention and commitment to the business of the Company and the Bank are particularly important.

	Accordingly, the Board and the Bank Board have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's and the Bank's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

	In order to induce you to remain in the employ of the Company and the Bank, the Company and the Bank agree that you shall receive the benefits set forth in this letter agreement ("Agreement") in the event of a Change in Control of the Company under the circumstances described below.

 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. As used in this Agreement, the terms "Company" and "Bank" as defined above shall mean the Company or Bank, as appropriate, and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

 (a) "Cause" shall mean any act that is materially adverse to the best interests of the Company or the Bank that constitutes, on your part, common law fraud, a felony or other gross malfeasance of duty.

Mr. _____________
October 18, 1999
Page 2

 (b) A "Change in Control of the Company" shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act"), other than a majority-owned subsidiary of the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding voting securities; or (B) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period; or (C) a merger or consolidation occurs in which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock are converted into shares of the successor corporation or a holding company thereof representing fifty percent (50%) or less of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (D) the sale of all, or substantially all, of the Company's or Bank's assets occurs; or (E) the stockholders of the Company approve a plan of complete liquidation of the Company or the Bank.

 (c) "Change in Control Payment" shall mean either the Lump Sum Payment or the Stock Payment provided for in Section
3(c) or (d) of this Agreement.

 (d) "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

 (e) "Date of Termination" shall mean the last day of employment as stated in the Notice of Termination.

 (f) "Good Reason" shall mean:

        (1) a material reduction of your duties, responsibilities and status with the Company or the Bank as they existed immediately before the effective date of a Change in Control of the Company;

        (2) a reduction of your base salary from that in effect immediately before the effective date of a Change in Control of the Company; or

        (3) your relocation to offices of the Company more that thirty (30) miles from your office location immediately before the effective date of a Change in Control of the Company.

Mr. _____________
October 18, 1999
Page 3

 (g) "Lump Sum Payment" shall have the meaning set forth in Section 3(c) of this Agreement.

 (h) "Market Value of the Common Stock" shall mean:
(A) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on the relevant date, as reported on the composite tape; (B) if the Common Stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the average of the bid and asked prices for the Common Stock on the relevant date; and (C) if the fair market value of the Common Stock cannot be determined pursuant to clause (A) or (B) above, such price as the Board shall in good faith determine.

 (i) "Notice of Termination" shall have the meaning set forth in Section 3(b) of this Agreement.

 (j) "Stock Payment" shall have the meaning set forth in Section 3(d) of this Agreement.

 2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 1, 2000; provided, however, that commencing on December 1, 2000, and the first day of each December thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless, not later than April 30 of such year, the Company shall have given notice to you (on the Company's behalf and on behalf of the Bank) that it does not wish to extend this Agreement; provided, further, that notwithstanding any such notice by the Company not to extend, if a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect until all payments, if any, required to be made by the Company and the Bank to you under this Agreement shall have been paid in full.

 3. Compensation Following Change of Control.

 (a) Change in Control Payment. Subject to the terms and conditions of this Agreement, if, during the period commencing on the effective date of a Change in Control of the Company and ending two (2) years thereafter:

        (1) your employment with the Company or the Bank is terminated by the Company or the Bank for any reason other than for Cause; or

        (2) you terminate your employment with the Company or the Bank with Good Reason,

you shall be entitled to receive from the Company (or its successor, as the case may be) a Change in Control Payment which, at your election, shall be in either the form of a Lump Sum Payment or a Stock Payment, as provided in Section 3(c) or
(d), below. In the event the Company (or its successor, as the case may be) is unable for any reason whatsoever to pay the Lump Sum Payment in accordance with the terms of this Agreement, the Bank shall pay to you the Lump Sum Payment in accordance with the terms of this Agreement.

Mr. _____________
October 18, 1999
Page 4

 (b) Notice of Termination. Any termination of your employment by the Company or the Bank or by you shall be communicated by written notice to the other party or parties ("Notice of Termination"). The Notice of Termination shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of your employment, together with the Date of Termination (subject to the other party selecting an earlier Date of Termination in accordance with this Agreement, in which event such earlier date shall control).

 (c) Lump Sum Payment. The Lump Sum Payment shall consist of a certified check in an amount equal to your annual base salary rate as an employee of the Company and the Bank (but excluding all other compensation, including bonuses and fringe benefits) in effect immediately before the effective date of the Change in Control of the Company. The Lump Sum Payment shall be reduced by any deductions or withholdings required under applicable law.

 (d) Stock Payment. The Stock Payment shall consist of shares of Common Stock of the Company in an amount equal to the result obtained by dividing the Lump Sum Payment by the Market Value of the Common Stock on the effective date of the Change in Control of the Company, rounded to the nearest whole share.

 (e) Election. Within thirty (30) days after the Date of Termination following the effective date of a Change in Control of the Company, you shall notify the Company in writing of your election to receive the Change in Control Payment in either the form of a Lump Sum Payment or a Stock Payment.
Within ten (10) days following receipt of such notice, the Company shall issue and deliver to you, or your designee or other legal representative, either a certified check payable to you in the amount of the Lump Sum Payment or stock certificate(s) evidencing the Common Stock subject to the Stock Payment, as the case may be. If the Company does not, for any reason whatsoever, deliver the certified check payable to you in the amount of the Lump Sum Payment, the Bank shall deliver to you such certified check.

 (f) Other Compensation and Benefits.  The Change in
Control Payment shall be in addition to your base salary through the Date of Termination at the rate in effect as of the Date of Termination and any other payments you would otherwise be entitled to receive from the Company or the Bank as a result of the termination of your employment, including any benefits payable under any employee benefit plan then in effect. The Company shall also pay to you all legal fees and expenses incurred by you in seeking to obtain or enforce any right or benefit provided by this Agreement. If the Company does not pay these amounts, these amounts shall be paid by the Bank.

Mr. _____________
October 18, 1999
Page 5

 (g) Nature of Change in Control Payment. The benefits payable to you under this Agreement shall be considered severance pay in consideration of your past service and your continued service after the date this Agreement. You shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 3 be reduced by any compensation earned by you as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise.

 4. Additional Requirements with Respect to the Stock
Payment.

 (a) All stock certificates representing any shares of Common Stock subject to the Stock Payment shall have endorsed thereon the following legends:

 (1) "THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

 (2) Any legend required to be placed thereon by the Delaware Secretary of State or required by applicable blue sky laws of any state.

 (b) Registration Statement; Warranties and
Representations. The Company agrees to use its reasonable best efforts to register the Common Stock you receive under the Securities Act of 1933, as amended, on a Form S-8 registration statement, or other appropriate form of registration statement. For these purposes, the Company shall be considered to have used its reasonable best efforts if the registration occurs within one hundred twenty (120) days after the election under Section 3(e). If for any reason the Company is unable to or does not register the Common Stock you receive, such Common Stock will not be transferable except in accordance with appropriate securities law exemptions. Accordingly, in connection with your receipt of Common Stock pursuant to the Stock Payment, the Company may require you to represent and warrant at the time you receive the Common Stock pursuant to the Stock Payment that the Common Stock is being acquired by you for your own account for investment and without an intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by applicable law.

 (c) Rights as a Stockholder. You shall not have any rights as a stockholder with respect to the Common Stock subject to the Stock Payment until your election to receive the Change in Control Payment in the form of a Stock Payment in accordance with Section 3(e) of this Agreement and until the stock certificates representing such shares of Common Stock have actually been issued and delivered to you.

Mr. _____________
October 18, 1999
Page 6

 5. Successors. The Company or the Bank, as appropriate, will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Bank to assume expressly and agree to perform this Agreement. Failure of the Company or the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company or the Bank in the same amount and on the same terms as you would be entitled hereunder following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date on which you become entitled to such compensation.

 6. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

 7. Notice. Any notice required or permitted by any party to this Agreement shall be in writing and may be delivered personally to the party being given notice or to the person in charge of the office of the party being given such notice or by certified mail, return receipt requested, at the party's address indicated below, and any notice will be effective upon delivery in the case of personal delivery and upon deposit in the mail, postage prepaid, in the case of delivery by mail. The addresses of the parties are as follows:


		COMPANY:		Surety Capital Corporation
					1845 Precinct Line Road, Suite 100
					Hurst, Texas  76054
					Attn:  Charles M. Ireland, Chairman

                BANK: Surety Bank, National Association 1845 Precinct Line Road, Suite 100 Hurst, Texas 76054
					Attn:  Charles M. Ireland, Chairman

                __________:             _________________________
                                        _________________________
                                        _________________________



The names and addresses of persons to receive notice as stated in this Section 7 may be changed by notice given in accordance with this Section 7.

Mr. _____________
October 18, 1999
Page 7

 8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board and the Bank Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

 9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

 10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

	If this letter sets forth our agreement on the subject matter hereof, please sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.
                                Sincerely,

                                SURETY CAPITAL CORPORATION



				By:


                                SURETY BANK, NATIONAL ASSOCIATION



				By:


AGREED TO:

____________________

____________________